UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2025

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Board of Directors (the “Board”) of ENDRA Life Sciences Inc. (the “Company”) has authorized the Company to develop and pursue a cryptocurrency treasury strategy. Following this authorization, the Company has: (i) retained Anchorage Digital Bank, N.A., a U.S.-based, institutional-grade custodian, to hold cryptocurrency acquired by the Company in connection with its treasury strategy and (ii) engaged Arca Investment Management, LLC to manage the Company’s cryptocurrency holdings and to implement a bitcoin-based income-generating strategy.

On July 23, 2025, in connection with the Company’s cryptocurrency treasury strategy, the Board formed a Cryptocurrency Advisory Board (the “Advisory Board”) to assist the Company in developing and managing its cryptocurrency treasury strategy. The Board appointed the following individuals to the Advisory Board:

•	James Altucher, an entrepreneur, author, cryptocurrency advocate, and former hedge fund manager;
•	James Manning, founder and CEO of Mawson Infrastructure Group, a U.S.-focused digital infrastructure provider; and
•	Rayne Steinberg, co-founder and CEO of Arca Investment Management, LLC, an institutional-grade cryptocurrency asset management firm.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
July 23, 2025
	By:	/s/ Richard Jacroux
	Name:	Richard Jacroux
	Title:	Chief Financial Officer

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